SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2003

DAOU SYSTEMS, INC.

(Exact name of issuer as specified in charter)

DELAWARE	000-22073	33-0284454
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

412 Creamery Way, Suite 300

Exton, Pennsylvania 19341

(Address of principal executive offices)

(610) 594-2700

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 9, 2003, DAOU Systems, Inc. (the “Company”) repurchased 300,000 shares of its common stock in private transactions with Daniel J. Malcolm, President and Chief Executive Officer and Neil Cassidy, former Chief Financial Officer. The Company repurchased 150,000 shares from Mr. Malcolm for an aggregate amount of $93,716.61 and 150,000 shares from Mr. Cassidy for an aggregate amount of $102,600.00 (for an aggregate cost to the Company of $196,316.61). In connection with the repurchases, Mr. Malcolm paid to the Company $88,973.90 and Mr. Cassidy paid to the Company $50,123.51 (an aggregate amount of $139,097.41) for repayment of their respective promissory notes, including principal and interest, relating to the original purchase in 2001 of the shares by Mr. Malcolm and Mr. Cassidy from the Company. The related stock pledge and registration rights agreements between each person and the Company were terminated.

Item 7. Financial Statements and Exhibits.

99.1 Stock Purchase Agreement between the Company and Daniel J. Malcolm.

99.2 Stock Purchase Agreement between the Company and Neil Cassidy

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAOU SYSTEMS, INC.

Date: July 10, 2003	By:	/s/ John A. Roberts
John A. Roberts
Acting Chief Financial Officer